UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 1, 2006
AMIS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-50397	51-0309588

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 BUCKSKIN ROAD, POCATELLO, IDAHO (Address of Principal Executive Offices)	83201 (Zip Code)
(208) 233-4690
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
On June 1, 2006, Jon Stoner, and chief technical officer and senior vice president of AMIS Holdings, Inc. (the “Company”), informed the Company that, in order to diversify his assets for personal financial and tax planning purposes, he had adopted a new pre-arranged stock trading plan designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. The plan allows for the sale of up to 20,000 shares of AMIS common stock that he acquired on February 6, 2006 upon an exercise of stock options. The shares represent ten percent of the shares owned or subject to unexercised options held by Mr. Stoner. Mr. Stoner’s plan terminates on the earlier of June 30, 2007 or when all of the shares subject to the plan are sold.
SEC Rule 10b5-1 allows corporate executives and others to establish pre-arranged plans to sell a specified number of shares of company stock in accordance with a plan schedule. This minimizes the market effects of stock sales by spreading sales over a more extended period of time rather than concentrating sales during limited trading windows following quarterly earnings announcements. It also avoids concerns about initiating stock transactions while the executive may be aware of material nonpublic information. Once a plan is established, the executive does not have any discretion over sales of stock under the plan and the pre-planned trades can be executed as set forth in the plan, without regard to any subsequent material nonpublic information that the executive might receive.
SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMIS HOLDINGS, INC.
Date: June 5, 2006	By: /s/ David A. Henry
	Name:	David A. Henry
	Title:	Senior Vice President and Chief Financial Officer